Exhibit 99.2
Workday and Insperity Announce Exclusive Strategic Partnership to Provide Best in Class HR Service and Technology to Small and Midsize Businesses

Partnership to Produce Industry-First HR Solution to Help Customers Accelerate Business Growth

PLEASANTON, Calif., and HOUSTON, Texas, Feb. 8, 2024 – Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, and Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions, today announced an exclusive strategic partnership and plans to jointly develop, brand, market, and sell a preeminent full service HR solution for small and midsize businesses. The combination of Workday’s best in class technology platform and Insperity’s unmatched service experience will yield an industry-first solution to increase the likelihood, degree, and speed of success for growing companies.

Through this strategic partnership and joint offering, customers will have the benefit of Insperity’s Workforce Optimization premium service experience, which includes dedicated HR specialists, payroll and benefits, risk management, and compliance support, along with Workday Human Capital Management (HCM). This will enable businesses to seamlessly manage their entire employee lifecycle, from hire to retire, and optimize their talent management, payroll, benefits, and compliance in a unified, cloud-based system.

“This strategic partnership is a game-changer for our industry. With Workday’s leading cloud technology and Insperity’s proven HR service, we will be able to offer our clients the best of both worlds,” said Paul J. Sarvadi, chairman and chief executive officer of Insperity. “We’re excited about the potential this brings to accelerate Insperity’s long-term trajectory for growth, profitability, and value creation.”

Insperity and Workday bring a combined deep understanding of business challenges and the complexities of a rapidly changing environment. This strategic partnership will help high growth businesses gain a competitive edge by making full-service HR solutions more affordable, easier and faster to implement, less complex, and more agile as companies grow.

“Customer service is a core value at Workday, and this strategic partnership will enable us to extend the power of the Workday platform and Insperity’s service excellence to more companies,” said Carl Eschenbach, CEO, Workday. “This partnership will make it possible for smaller companies to realize the power and value of the Workday platform earlier in their growth journeys, better setting them up for long-term success.”

Details on pricing and availability to follow in the coming months.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2023 revenues of $6.5 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Insperity’s or Workday's plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and Insperity’s or Workday's current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, such as to plans, strategies, projected or anticipated benefits, or other future events, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of Insperity’s or Workday's control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in Insperity’s and Workday's filings with the Securities and Exchange Commission, such as each company’s respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to vary from expectations. Neither Insperity nor Workday assumes any obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.